UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2022

Potbelly Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36104	36-4466837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 325 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 951-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below is hereby incorporated by reference into this Item 1.02.

Item 8.01	Other Events.

As previously disclosed, in 2020, Potbelly Sandwich Works, LLC (the “Borrower”), an indirect subsidiary of Potbelly Corporation (the “Company”), was granted a loan (the “Loan”) in the aggregate amount of $10,000,000, pursuant to the Paycheck Protection Program (the “PPP”). The PPP was established as part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The Loan was evidenced by a promissory note (the “Note”) between the Borrower and Harvest Small Business Finance, LLC, as Lender (the “Lender”). The interest rate on the Note was 1.0% per annum and was scheduled to mature five years from the date the Borrower applied for loan forgiveness under the CARES Act.

Under the terms of the CARES Act, PPP loan recipients can apply for, and the SBA can grant, forgiveness of all or a portion of loans made pursuant to the PPP, plus any accrued interest thereon, if the recipients have used the PPP loan proceeds for eligible purposes. The Borrower applied for forgiveness of its Loan during the third quarter of 2021.

On July 12, 2022, the Company received notification from the Lender that the SBA approved the Borrower’s Loan forgiveness application for the entire outstanding principal and accrued interest under the Loan, equaling $10,190,958.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTBELLY CORPORATION

By:	/s/ Steve Cirulis
Name:	Steve Cirulis
Title:	Senior Vice President, Chief Financial Officer and Chief Strategy Officer

Date: July 15, 2022